EXHIBIT 12.4

                           RJR NABISCO HOLDINGS CORP.
 COMPUTATION OF HISTORICAL AND PRO FORMA DEFICIENCY IN THE COVERAGE OF COMBINED
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                              YEAR ENDED
                                                                                          DECEMBER 31, 1993
                                                                                       ------------------------
                                                                                       HISTORICAL    PRO FORMA
                                                                                       -----------  -----------
Earnings before fixed charges:
  Income (loss) from continuing operations...........................................   $      (3)   $      41
  Provision for income taxes.........................................................         114          138
                                                                                       -----------  -----------
  Income from continuing operations before income taxes..............................         111          179
  Interest expense...................................................................       1,190        1,139
  Amortization of debt issuance costs................................................          19           19
  Interest portion of rental expense.................................................          52           52
                                                                                       -----------  -----------
Earnings before fixed charges***.....................................................   $   1,372    $   1,389
                                                                                       -----------  -----------
                                                                                       -----------  -----------
Combined fixed charges and preferred stock dividends:
  Interest expense...................................................................   $   1,190    $   1,139
  Amortization of debt issuance costs................................................          19           19
  Interest portion of rental expense.................................................          52           52
  Capitalized interest...............................................................           9            9
  Preferred stock dividends..........................................................         366*         589**
                                                                                       -----------  -----------
     Combined fixed charges and preferred stock dividends............................   $   1,636    $   1,808
                                                                                       -----------  -----------
                                                                                       -----------  -----------
Deficiency in the coverage of fixed charges and preferred dividends by earnings
before fixed charges and preferred dividends***......................................   $     264    $     419
                                                                                       -----------  -----------
                                                                                       -----------  -----------

- ---------------

  * Represents dividends of $14 million on ESOP Preferred Stock and pre-tax equivalent amount on dividends of $175 million on the Series A PERCS, $43 million on the Series B Preferred Stock, and $11 million on the Redeemable Convertible Preferred Stock.

 ** Represents dividends of $14 million on ESOP Preferred Stock and pre-tax equivalent amount on dividends of $175 million on the Series A PERCS, $145 million on the Series C PERCS, $43 million on the Series B Preferred Stock, and $11 million on the Redeemable Convertible Preferred Stock.

*** Earnings before fixed charges and the resulting calculation of deficiency in the coverage of fixed charges and preferred dividends by earnings before fixed charges and preferred dividends includes amortization of trademarks and goodwill in the amount of $625 million.